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                                                                    EXHIBIT 10.5


                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is entered into as of the 28th day of March, 1990, but effective for all purposes as of April 1, 1990, by and between MASTER ENDLESS ESCAPE CLUB, a Texas non-profit corporation ("Master Club"), and ASCENSION RESORTS, LTD., a Texas limited partnership ("Manager").

                                R E C I T A L S
                                ---------------

         WHEREAS, Manager is the current owner and developer of six (6) timeshare/condoshare development resorts, four (4) of which are located in Texas and are known as Holly Lake Ranch, The Villages, Piney Shores Resort and Hill Country Resort and two (2) of which are located in Missouri and are known as Ozark Mountain Resort and Holiday Hills Resort (collectively the "Resorts"); and

         WHEREAS, pursuant to that certain Master Club Agreement (so called herein) dated March 28, 1990, executed by and between Master Club and Ozark Mountain Resort Club, a Missouri non-profit corporation, Holiday Hills Resort Club, a Missouri non-profit corporation, The Holly Lake Club, a Texas non-profit unincorporated association, The Villages Condoshare Association, a Texas non-profit unincorporated association, The Villages Club, an unincorporated association, Piney Shores Club, a Texas non-profit unincorporated association, and Hill Country Resort Condoshare Club, a Texas non-profit unincorporated association (collectively the "Clubs"), the Master Club was authorized and appointed by each of the Clubs to arrange for centralized management of the Resorts and to implement the Program (hereinafter defined) for the benefit of the Clubs; and

         WHEREAS, Manager has created and established a program referred to as the Endless Escape Program (the "Program") pursuant to which each member of the Clubs is entitled, at no additional charge, (i) to vacation at each member's respective Resort more frequently and under certain circumstances, during use periods not already owned by that member, and (ii) to vacation at the other Resorts; and

         WHEREAS, the Master Club desires to retain the services of Manager to perform certain supervisory and maintenance functions with regard to the Resorts;

         NOW, THEREFORE, in consideration of the foregoing, and the further terms, covenants and conditions hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

         1.      Appointment of Manager.   The Master Club does hereby appoint
Manager as its attorney-in-fact and exclusive managing agent for the Resorts.

         2. Operation, Maintenance and Financial Administration of the Resorts. Manager shall make itself available as may be reasonably necessary to properly fulfill its management duties described as follows:

                 (a) Manager shall properly and efficiently operate and maintain the Resorts, pursuant to the terms of the budget established or ratified by the Board of Directors of the Master Club (the "Directors") from time to time.

                 (b) Manager shall, in accordance with such budget, keep the Resorts clean and in a state of good repair at all times, and shall order and supervise the completion of non-budgeted alterations, decorations, improvements and repairs as may be required from time to time and authorized by the Directors.

                 (c) On behalf of or for the benefit of the Master Club, Manager shall be authorized to purchase, lease or otherwise provide for all furniture and furnishings, maintenance supplies, tools and equipment, restroom and toilet supplies,
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         electrical supplies and light bulbs, paint, stationery, office supplies and any other items or property incident to the performance of the obligations herein assumed by Manager, and applicable to the Resorts, and Manager shall be authorized to charge the Master Club for any such expenses incurred in connection therewith; all such furniture and furnishings, maintenance supplies, tools and equipment, restroom and toilet supplies, electrical supplies and light bulbs, paint, stationery, office supplies and other items or property shall be the property of the Master Club and shall be used only in connection with the Resorts.

                 (d) On behalf of or for the benefit of the Master Club, Manager shall be authorized to employ, pay, furnish, train, supervise and discharge such personnel, either on behalf of or for the benefit of itself or the Master Club, as may in its sole discretion be necessary to the performance of its duties hereunder, including, but not limited to, maintenance employees, domestic employees and such other employees necessary to the efficient management, operation and maintenance of the Resorts, and Manager shall be authorized to charge the Master Club for any such expenses incurred in connection therewith. Manager shall enter into contracts for such services as it shall deem advisable or necessary, within such budgetary limits as may be prescribed by the Directors from time to time; provided, however, that the Master Club shall approve, and be liable and responsible for, any such contracts which, by their terms, may be in existence subsequent to the termination of this Agreement.

                 (e) On behalf of or for the benefit of the Master Club, Manager shall create and maintain a centralized reservation system for the Resorts participating in the Program and Manager shall further administer the Program in accordance with the rules and regulations of the Program for the benefit of all Resorts.

                 (f) On behalf of or for the benefit of the Master Club, Manager shall be authorized to employ, pay and discharge such professionals and consultants as may in its sole discretion be necessary to the performance of its duties hereunder, including, but not limited to, accountants, attorneys or such other professionals or consultants necessary to the efficient management, operation and maintenance of the Resorts, and Manager shall be authorized to charge the Master Club for any such expenses incurred in connection therewith. Manager shall enter into contracts for such services as it shall deem advisable or necessary, within such budgetary limits as may be prescribed by the Directors from time to time; provided, however, that the Master Club shall approve, and be liable and responsible for, any such contracts which, by their terms, may be in existence subsequent to the termination of this Agreement.

                 (g) On behalf of or for the benefit of the Master Club, Manager shall compensate in a timely manner all those employed on behalf of the Master Club and shall promptly pay for all supplies, merchandise, materials, labor, insurance, or other items ordered, furnished or used by it or for it in the performance of the duties assumed hereunder, and Manager shall be authorized to charge the Master Club any such expenses incurred in connection therewith.

                 (h) On behalf of and for the benefit of the Master Club, Manager shall enter into such contracts for water, sewer, electricity, gas, trash collection, telephone, vermin extermination, guard service and other necessary services as may be set forth in the budget or deemed necessary or desirable by the Directors.





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                 (i)      Manager is further authorized to take any and all
         further action as may in its sole discretion be necessary or desirable for the proper maintenance and operation of the Resorts.

         3.      Insurance, Taxes and Administrative Details.

                 (a) Manager shall obtain Worker's Compensation Insurance in accordance with the laws of the State of Texas or Missouri, as applicable, and Employer's Liability Insurance applicable to and covering all persons engaged in performance of the work required by the obligations assumed by Manager hereunder, the cost of which shall be included in the budget described in subparagraph 2 (a) hereinabove and paid by the Master Club. Manager will furnish Master Club certificates evidencing such insurance. In the event that Manager, in fulfillment of its obligations hereunder, subcontracts for services, Manager shall include in such subcontract a provision that the subcontractor shall carry Worker's Compensation Insurance in accordance with the laws of the State of Texas or Missouri, as applicable, and Employer's Liability Insurance applicable to and covering all persons engaged in the performance of said work, and Manager shall satisfy itself that such insurance is in force at all times under this Agreement.

                 (b) Manager shall procure and maintain such public liability, property damage, fire, employees liability and other insurance covering such other risks as Manager may in its sole discretion deem necessary and appropriate, the cost of which shall be included in the budget described in subparagraph 2(a) hereinabove and paid by the Master Club.

         4.      Administration of Assessments and Income.

                 (a) On behalf of the Master Club, Manager shall send a monthly bill to each member of the Clubs, which bill shall set forth each member's liability for dues, assessments, late charges and other amounts levied against the members of its respective Club pursuant to the Declaration of Restrictions, Covenants and Conditions and the By-Laws of its respective Club. Manager shall receive payment from all members for such assessments and shall maintain accurate records with respect thereto. Manager shall have no liability for failing to collect delinquent assessments or other charges.

                 (b) On behalf of or for the benefit of the Master Club, Manager shall collect all income generated from its operation, management and administration of the Resorts.

                 (c) Manager shall disburse all funds received from the members of the Clubs and income generated from the Resorts in accordance with the budget described in subparagraph 2(a) hereinabove or pursuant to any special directions of the Directors for the benefit and on behalf of the Master Club.

         5.      Financial Records.

                 (a) Manager shall at all times keep and maintain full, true and accurate books of account to fully reflect all of the monies received and paid out under this Agreement, which books and records shall be open to inspection by authorized representatives of the Master Club.

                 (b) Manager shall maintain records showing all of its receipts and expenditures relating to the Master Club and shall promptly submit to the Directors a cash receipt and disbursements statement for the preceding year and a statement indicating the balance or deficit in the Manager's account for the Master Club on or before the last day of the second month following the fiscal year end of Manager during the term hereof.





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                 (c)      If requested by the Directors, Manager shall prepare
         and submit to the Directors, on or before the 30th day preceding the end of the calendar year, a recommended budget for the next year, showing anticipated receipts and expenditures for such year.

         6. Advances by Manager. In the event that the Master Club does not have sufficient funds to cover such the expenses of operation, maintenance and administration as are described in paragraphs 2 and 3 hereinabove, Manager may elect to advance such funds on behalf of the Master Club and treat the same as an account receivable without prejudice to any other remedy which may be available to Manager; provided, however, that until receipt of such additional funds, Manager shall not be responsible for payment of any such expenses, and Manager shall have no obligations to advance funds to Master Club for any purpose whatsoever.

         7. Compensation to Manager. As compensation for Manager's services hereunder, Manager is entitled to retain for its own account at the end of each calendar month during the term of this Agreement an amount equal to the lesser of (a) fifteen percent (15%) of the Gross Revenues (as defined hereinbelow) for the preceding month or (b) the amount by which the Gross Revenues for the preceding month exceed the total of all accrued expenses of any kind whatsoever ("Expenses") incurred by the Master Club during the preceding month in performing its duties and obligations under the Master Club Agreement; provided, however, that, if in any month the compensation paid to Manager pursuant to this Agreement does not equal fifteen percent (15%) of the Gross Revenues for the preceding month then an amount equal to the difference between (x) 15% of the Gross Revenues for such month and (y) the amount of compensation actually paid to Manager in such month (the "Shortfall") shall be owed Manager and, in any subsequent month in which the Gross Revenues for such month are more than sufficient to pay all Expenses as well as compensation to Manager in the amount of 15% of the Gross Revenues for such month, then
Manager shall be entitled to retain for its own account so much of the excess Gross Revenues as is necessary to satisfy the Shortfall. As used herein, the term Gross Revenues shall mean the amount of all dues, assessments, late charges and any other amounts accrued by Manager from the members of the Club pursuant to paragraph 4(a) hereinabove, plus, (ii) the amount of income generated by the Resorts and accrued by Manager pursuant to paragraph 4(b) hereinabove. Such accruals shall be determined by Manager in its reasonable discretion using its normal accounting practices.

         8. Indemnification. The Master Club shall indemnify, defend and save Manager, its directors, shareholders, officers, employees and agents, harmless of and from any and all loss, cost or expense, including reasonable attorneys' fees, arising out of or directly or indirectly connected with Manager's operation and maintenance of the Resorts.

         9. Term. This Agreement shall become effective on the date hereof and shall continue in force for a period of ten (10) years, and thereafter from year to year unless cancelled by Manager or the Master Club by giving notice in writing of at least sixty (60) days prior to the anniversary date hereof. Upon termination, the parties hereto shall account to one another with respect to all matters outstanding as of the date of termination and the Master Club shall furnish Manager security, satisfactory to Manager, against any outstanding obligations or liabilities which Manager may have incurred under this Agreement.

         10. Default. Should Manager fail to perform any of the obligations it has assumed hereunder, and Manager has not cured such failure within ninety
(90) days after the Master Club has provided Manager with written notice thereof or, if such failure on the part of Manager is not susceptible of being cured within said ninety (90) day period, should Manager fail to commence curing





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such failure within said ninety (90) day period or, having commenced to cure the failure within said ninety (90) day period, should Manager fail to prosecute or complete the curing of such failure with due diligence and dispatch, this Agreement shall be terminated and neither Manager nor the Master Club shall have any continuing obligation one unto the other.

         11. Use Agreements. Manager hereby agrees that so long as this Agreement is in full force and effect, it will not cancel or terminate those certain agreements (the "Use Agreements") entered into by and between Manager and each respective Club, which use Agreements provide for the sharing of certain amenities and recreational facilities owned by Manager located near or in the vicinity of the respective Resorts.

         12. Miscellaneous. This Agreement shall be construed under the laws of the State of Texas, and may be amended only, by an instrument in writing signed by Manager and the Master Club.

         EXECUTED as of the date first above written.

Manager:                                          Master Club:
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ASCENSION RESORTS, LTD., a                        MASTER ENDLESS ESCAPE CLUB,
Texas limited partnership                         a Texas non-profit corporation

By: ASCENSION CAPITAL CORPORATION,
    a Texas corporation,                          By: /s/ SHARON BRAYFIELD
    General Partner                               ------------------------------
                                                  Its: President

    By: /s/ ROBERT E. MEAD
    ------------------------------
    Its: President





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